Exhibit 23.1






CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 1999 relating to the financial statements, which appears in Chieftain International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP
                                             ------------------------------
Edmonton, Alberta, Canada                    PricewaterhouseCoopers LLP
October 8, 1999